Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 5, 2006, except as to Notes 1 and 7 for which the date is October 26, 2007 relating to the financial statements of Strategic Outsourcing Inc (“Regions Predecessor”), which appears in such Registration Statement. We also consent to the reference to us under the headings “Expert” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
October 29, 2007